Exhibit 99

CONTACT:
Humana Inc.
Investor Relations
Regina Nethery, 502-580-3644
Rnethery@humana.com
or
Corporate Communications
Tom Noland, 502-580-3674
Tnoland@humana.com

Humana Reports Fourth Quarter and Full Year 2007 Financial Results

  2007 EPS of $4.91, ahead of company expectations
  Raising projected 2008 EPS to a range of $5.35 to $5.55
  Revenues of $25.3 billion in 2007
  Medical membership of 11.5 million at December 31, 2007
  Specialty membership of 6.8 million at December 31, 2007
  January 2008 Medicare Advantage membership of 1,243,000
  2007 operating cash flows of $1.2 billion

LOUISVILLE, Ky.--(BUSINESS WIRE)--Humana Inc. (NYSE: HUM) today reported financial results for the quarter ended December 31, 2007 (4Q07) including diluted earnings per common share (EPS) of $1.43, significantly above the company’s previous guidance for 4Q07 EPS of $1.27 to $1.32 primarily due to a lower income tax rate for 2007 than previously anticipated and a gain from the sale of a venture capital investment during 4Q07. The company earned $0.92 per share for the quarter ended December 31, 2006 (4Q06).

For the year ended December 31, 2007 (FY07), the company reported EPS of $4.91(a)(b) versus $2.90 for the year ended December 31, 2006 (FY06). The company’s FY07 EPS included earnings of $0.25 per share(a) that are not anticipated to recur in future periods.

The company has raised its EPS projection for the year ending December 31, 2008 (FY08E) to reflect a lower tax rate than previously anticipated, with EPS now expected to be in the range of $5.35 to $5.55, an increase of 9 to 13 percent over FY07 EPS, or 15 to 19 percent(a)(b) versus the non-GAAP EPS for FY07.

“Our 2007 results show that Humana’s unique value proposition resonates deeply with America’s seniors,” said Michael B. McCallister, the company's president and chief executive officer. “Treating members as actively engaged health-care consumers instead of passive health-care users is what we do across all our lines of business, and accounts for Humana’s across-the-board growth and success.”

Revenues – 4Q07 consolidated revenues rose 12 percent to $6.34 billion from $5.66 billion in 4Q06, with total premium and administrative services fees up 12 percent compared to the prior year’s quarter. This year-over-year increase was primarily driven by higher average Medicare Advantage membership versus 4Q06.

FY07 consolidated revenues rose 18 percent to $25.29 billion from $21.42 billion in FY06 with total premium and administrative services fees up 18 percent compared to the prior year’s period, also primarily driven by higher average enrollment in the company’s Medicare Advantage and stand-alone Prescription Drug Plans (PDPs).

Benefit expenses(c) – The 4Q07 consolidated benefits ratio(c) (benefit expenses as a percent of premium revenues) of 80.3 percent was 290 basis points lower than the 4Q06 benefit ratio of 83.2 percent, the combined result of a 360 basis point decline in the Government Segment benefits ratio and a 110 basis point decline in the Commercial Segment benefits ratio.

The consolidated benefits ratio for FY07 of 83.0 percent was 100 basis points lower than the FY06 consolidated benefits ratio of 84.0 percent, substantially due to a 120 basis point decline in the Government Segment benefits ratio (including a 40 basis point benefit from favorable prior year claims development(a)) and a 120 basis point improvement in the benefits ratio for the Commercial Segment.

Selling, general, & administrative (SG&A) expenses – The 4Q07 consolidated SG&A expense ratio (SG&A expenses as a percent of premiums, administrative services fees and other revenue) increased 130 basis points to 16.0 percent for 4Q07 from 14.7 percent in 4Q06. The year-over-year increase was primarily the result of higher marketing and other administrative expenses associated with the Medicare selling season for 2008 enrollment, which began during 4Q07, as well as the acquisition of two specialty products companies in 4Q07.

The SG&A expense ratio for FY07 of 13.9 percent was 40 basis points lower than that for FY06 of 14.3 percent primarily driven by efficiency and productivity gains associated with higher average medical membership year to date, partially offset by the company’s expanding mail-order pharmacy business as well as differences in the composition of the company’s medical membership portfolio for 2007 versus 2006.

Income taxes – The effective income tax rate for 4Q07 of 32.2 percent was significantly lower than the September 30, 2007 year-to-date rate of 36.5 percent reflecting a revised estimate for the company’s state tax rate and the favorable resolution of an Internal Revenue Service audit item.

The effective income tax rate for FY07 declined 70 basis points from the prior year, primarily reflecting the benefit from a lower state tax rate as the company’s earnings became more geographically diverse in FY07.

Government Segment Results

Pretax results:

  Government Segment pretax earnings were $304.6 million in 4Q07 compared to $187.3 million in 4Q06. As expected, the year-over-year improvement in fourth quarter pretax earnings for this segment primarily reflects a more normal benefits ratio pattern for the Part D benefit for 2007 as well as administrative cost efficiency associated with higher average Medicare Advantage membership. The extended enrollment period for the Part D benefit during 2006 distorted the claims pattern associated with the beneficiaries’ progression through the Part D benefit stages in that year.
  For FY07, pretax earnings for the Government Segment of $1.03 billion increased by $513.7 million, or 100 percent versus FY06 pretax earnings for the segment of $513.8 million, primarily reflecting the same factors impacting the year-over-year comparison for the fourth quarter. This segment’s pretax earnings for FY07 on a non-GAAP basis were $958.7 million(a)(b).

Enrollment:

  Medicare Advantage membership grew to 1,143,000 at December 31, 2007, an increase of 140,400, or 14 percent, from December 31, 2006 and was essentially unchanged versus September 30, 2007. Average Medicare Advantage membership for 4Q07 was up 14 percent compared to that for 4Q06. The company’s expanded participation in various Medicare products and markets combined with the company’s increased sales and marketing efforts for these programs led to the higher membership level year over year.
  Membership in the company’s stand-alone PDPs totaled 3,442,000 at December 31, 2007 compared to 3,536,600 at December 31, 2006 and 3,459,700 at September 30, 2007.
  January 2008 membership in the company’s Medicare Advantage plans approximated 1,243,000.
  January 2008 Medicare stand-alone PDP membership approximated 3,180,000.

Premiums and administrative services fees:

  Medicare Advantage premiums of $2.80 billion in 4Q07 increased 22 percent compared to $2.30 billion in 4Q06, primarily the result of higher average membership.
  Medicare stand-alone PDP premiums of $820.3 million in 4Q07 decreased 7 percent compared to $882.0 million in 4Q06, primarily the result of a 2 percent decline in average membership versus that for 4Q06.
  Military services(d) premiums and administrative services fees during 4Q07 increased $30.6 million to $691.0 million compared to $660.4 million in 4Q06.

Benefit Expenses(c):

  The Government Segment benefits ratio decreased 360 basis points to 80.1 percent in 4Q07 compared to 83.7 percent in the prior year’s quarter. This decrease reflects a more normalized benefits ratio pattern for the Medicare Part D benefit for 2007. The extended enrollment period for this benefit during the prior year distorted the claims pattern associated with the beneficiaries’ progression through the Part D benefit stages in 2006.

SG&A Expenses:

  The Government Segment’s SG&A expense ratio for 4Q07 of 13.7 percent was 140 basis points higher than that for 4Q06 of 12.3 percent and increased 350 basis points from the third quarter of 2007. Each of these changes was primarily the result of higher marketing and other administrative expenses associated with the Medicare selling season for 2008 enrollment which began during 4Q07.

Commercial Segment Results

Pretax results:

  Commercial Segment pretax earnings were $54.4 million in 4Q07 compared to $53.9 million in 4Q06. Commercial Segment operating earnings in 4Q07 continue to reflect the company’s commitment to underwriting discipline and strategic growth in select lines of business.
  For FY07, pretax earnings for the Commercial Segment of $261.8 million were $13.5 million, or 5 percent higher than FY06 pretax earnings for the segment of $248.2 million. Operating earnings for this segment excluding venture capital gains reflect a full year of the company’s commitment to underwriting discipline and strategic line-of-business growth. Venture capital gains included in this segment’s results were $6.3 million in FY07 versus $56.0 million in FY06.

Enrollment:

  Commercial Segment medical membership grew 167,800 members to 3,451,600 at December 31, 2007, an increase of 5 percent from December 31, 2006 and September 30, 2007. Approximately 95,900 of the increase in medical members related to members acquired via an acquisition completed during 4Q07 (primarily ASO members).
  Membership in strategic areas of commercial growth rose organically as follows during 4Q07 compared to 4Q06: Individual product membership increased 35 percent, Smart plans and other consumer offerings membership grew 29 percent, Small Group business membership was up 2 percent, and total ASO members were 1 percent higher than the prior year.
  Membership in Commercial Segment specialty products at December 31, 2007 rose to 6,783,800 compared to 1,902,800(e) at December 31, 2006, primarily driven by the addition of membership from two specialty-product companies acquired during 4Q07.

Premiums and administrative services fees:

  Premiums and administrative services fees for the Commercial Segment increased 11 percent to $1.74 billion in 4Q07 compared to $1.57 billion in the prior year’s quarter, primarily due to commitment to underwriting discipline, strategic line-of-business growth and the acquisition of two specialty products companies in 4Q07.
  Commercial Segment medical premiums for fully-insured groups increased approximately 5 percent on a per-member basis during 4Q07 compared to 4Q06.

Benefit Expenses:

  In 4Q07, the Commercial Segment benefits ratio of 81.0 percent was 110 basis points lower than the 4Q06 benefits ratio of 82.1 percent, primarily reflecting the acquisition of two specialty products companies in 4Q07, continued underwriting discipline and strategic medical membership line-of-business growth.

SG&A Expenses:

  The Commercial Segment SG&A expense ratio of 21.8 percent for 4Q07 compares to 20.4 percent in 4Q06, primarily the combined result of higher average Individual and ASO membership, costs associated with increased business for the company’s mail order pharmacy, and the acquisition of two specialty products companies in 4Q07. Average Individual product membership rose 32 percent and average ASO membership increased 3 percent versus the prior year’s quarter.

Balance Sheet

  Cash and cash equivalents declined $545.2 million or 21 percent sequentially due to the payment of Part D risk-share payable of approximately $726 million.
  Parent company cash and investments increased $111.3 million to $535.7 million at December 31, 2007 from $424.4 million at December 31, 2006.
  Debt-to-total capitalization at December 31, 2007 was 29.5 percent, up 380 basis points from September 30, 2007 due primarily to the completion of two acquisitions during 4Q07. This ratio was up 10 basis points compared to December 31, 2006.

Cash Flows from Operations

Cash flows used in operations for 4Q07 of $189.8 million compared to cash flows provided by operations of $534.9 million in 4Q06 primarily reflects the payment of Part D risk-share payable for the 2006 plan year of approximately $726 million.

FY07 cash flows from operations of $1.22 billion versus $1.69 billion for FY06 also reflect the same factors impacting 4Q07 year-over-year comparisons.

Acquisitions

During 4Q07, the company completed the acquisitions of CompBenefits Corporation and KMG America Corporation (“KMG”) for total cash consideration of approximately $525 million plus the assumption of approximately $36 million of debt. CompBenefits is a leading full-service provider of dental and vision benefit plans and increased Humana’s specialty membership by approximately 4.4 million(e). KMG offers supplemental life and health insurance products and services and increased Humana’s specialty membership approximately 427,500(e)(f) and the company’s medical membership by 95,900(f).

Footnotes

(a) During the quarter ended September 30, 2007, the company realized pretax income of approximately $68.9 million ($0.25 per share after tax) related to favorable prior-year claims development that it does not anticipate recurring in future periods, with approximately $54.0 million related to 2006 Medicare Part D claims and the remainder related to Military services claims. The Medicare Part D development primarily related to the resolution of first-year Part D implementation matters including enrollment discrepancies and the related impact on claim estimates. The claims development related to Military services resulted from the settlement of certain claims payment accuracy provisions for prior option periods. A reconciliation of GAAP to non-GAAP amounts related to this favorable development is included in the statistical pages of this earnings press release.

(b) The company believes that the non-GAAP measures included in this release, when presented in conjunction with comparable GAAP measures, are useful to both management and its investors in analyzing the company's ongoing business and operating performance. Internally, management uses these non-GAAP financial measures as indicators of business performance, as well as for operational planning and decision making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

(c) The company has renamed “medical expenses” as “benefit expenses” and the related “medical expense ratio” as “benefits ratio” reflecting the expansion of its specialty offerings in 4Q07.

(d) The company has renamed “TRICARE” as “military services” reflecting the addition of contracts with the Department of Veteran Affairs in 4Q07.

(e) The Commercial Segment provides a full range of insured specialty products including dental, vision and other supplemental products. Members included in these products may not be unique to each product since members have the ability to enroll in multiple products.

(f) Approximately 500,000 members in stand-alone stop loss, long-term care, and network access products previously reported by KMG have been excluded from Humana’s membership statistics since the related business is not material to Humana’s operations.

Conference Call & Virtual Slide Presentation

Humana will host a conference call, as well as a virtual slide presentation, at 9:00 a.m. eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. A live virtual presentation (audio with slides) may be accessed via Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on approximately 15 minutes in advance of the call. The company also suggests web participants visit the site well in advance of the call to run a system test and to download any free software needed to view the presentation.

All parties interested in the audio-only portion of the conference call are invited to dial 888-625-7430. No password is required. The company suggests participants dial in approximately ten minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive may be accessed via the Historical Webcasts & Presentations section of the Investor Relations page at www.humana.com.

Cautionary Statement

This news release contains statements and earnings guidance points that are forward-looking. The forward-looking items herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking items may be significantly impacted by certain risks and uncertainties described in the following documents filed by Humana with the Securities and Exchange Commission:

  Form 10-K for the year ended December, 31, 2006,
  Form 10-Qs for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007,
  Form 8-Ks filed during 2007 and 2008.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation’s largest publicly traded health and supplemental benefits companies, with approximately 11.5 million medical members. Humana is a full-service benefits solutions company, offering a wide array of health and supplemental benefit plans for employer groups, government programs and individuals.

Over its 47-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

  Annual reports to stockholders;
  Securities and Exchange Commission filings;
  Most recent investor conference presentations;
  Quarterly earnings news releases;
  Replay of most recent earnings release conference calls;
  Calendar of events (includes upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);
  Corporate Governance information.

Humana Inc. – Earnings Guidance Points as of February 4, 2008

(in accordance with Generally Accepted Accounting Principles)	For the year ending December 31, 2008	Comments
Diluted earnings per common share	Full year 2008: $5.35 to $5.55 First quarter 2008: $0.80 to $0.85

Revenues	Consolidated revenues: $28 billion to $30 billion

Premiums and ASO fees:
Medicare Advantage: $13 billion to $14 billion;

Medicare stand-alone PDPs: Approximately $3.4 billion;

Military services: $3.2 billion to $3.4 billion;

Commercial Segment: $7.2 billion to $7.7 billion

Consolidated investment income: $350 million to $370 million

	Consolidated other revenue: $200 million to $250 million	Other revenue primarily relates to revenues associated with the company's mail order pharmacy
Ending medical membership (fully- insured and ASO combined)	Medicare Advantage: Up 200,000 to 250,000 from prior year

Medicare stand-alone PDPs: 3.15 million to 3.20 million

Military services: No material change from prior year

Medicaid: No material change from prior year

Commercial: Up approximately 65,000 to 95,000 from prior year

Benefit expenses	Medicare products: benefits ratio in the range of 83% to 84%	Medicare Advantage and stand-alone PDP combined

Commercial fully-insured groups: Same-store net benefit expense trends and premium yields of 6% to 7% (3.5% to 4.5% including the impact of changes in the company's business mix)

Secular Commercial benefit expense trend components as follows: inpatient hospital utilization - flat to 1 percent; inpatient and outpatient hospital rates - mid to upper single digits; outpatient hospital utilization - low to mid single digits; physician - mid single digits; and pharmacy - mid to upper single digits.

Secular trends exclude the impact of benefit buy-downs
Selling, general & administrative expense ratio	13.5% to 14%	SG&A expenses as a percent of premiums, administrative costs, and other revenue
Depreciation & amortization	$230 million to $240 million
Interest expense	$75 million to $80 million
Government Segment operating margins	Medicare products: approximately 5% Military services: 2.5% to 3.5%	Medicare Advantage and stand-alone PDP combined
Commercial Segment pretax earnings	$280 million to $300 million
Cash flows from operations	$1.5 billion to $1.8 billion
Capital expenditures	Approximately $275 million
Effective tax rate	35.5% to 36%
Shares used in computing full-year EPS	Approximately 173 million

Humana Inc. Statistical Schedules And Supplementary Information 4Q07 Earnings Release

Humana Inc.
Statistical Schedules and Supplementary Information
4Q07 Earnings Release

Contents

Page	Description

S-3-4	Consolidated Statements of Income
S-5	Consolidated Balance Sheets
S-6-7	Consolidated Statements of Cash Flows
S-8	Key Income Statement Ratios and Segment Operating Results
S-9	Membership Detail
S-10-11	Premiums and Administrative Services Fees Detail
S-12	Percentage of Ending Membership under Capitation Arrangements
S-13-15	Benefits Payable
S-16	GAAP to Non-GAAP Reconciliation
S-17-18	Footnotes

Humana Inc.
Consolidated Statements of Income
In thousands, except per common share results

	Three Months Ended December 31,
			Dollar	Percentage
	2007	2006	Change	Change
Revenues:
Premiums	$6,113,693	$5,456,853	$656,840	12.0%
Administrative services fees	97,027	92,490	4,537	4.9%
Investment income	86,298	79,937	6,361	8.0%
Other revenue	41,777	25,939	15,838	61.1%
Total revenues	6,338,795	5,655,219	683,576	12.1%
Operating expenses:
Benefits	4,912,251	4,541,775	370,476	8.2%
Selling, general and administrative	1,000,376	817,038	183,338	22.4%
Depreciation	40,297	34,607	5,690	16.4%
Other intangible amortization	7,937	4,812	3,125	64.9%
Total operating expenses	5,960,861	5,398,232	562,629	10.4%
Income from operations	377,934	256,987	120,947	47.1%
Interest expense	18,947	15,806	3,141	19.9%
Income before income taxes	358,987	241,181	117,806	48.8%
Provision for income taxes	115,768	86,160	29,608	34.4%
Net income	$243,219	$155,021	$88,198	56.9%

Basic earnings per common share	$1.45	$0.94	$0.51	54.3%
Diluted earnings per common share	$1.43	$0.92	$0.51	55.4%

Shares used in computing basic earnings per common share	167,871	165,338
Shares used in computing diluted earnings per common share	170,677	168,748

S-3

Humana Inc.
Consolidated Statements of Income
In thousands, except per common share results

	Twelve Months Ended December 31,
			Dollar	Percentage
	2007	2006	Change	Change
Revenues:
Premiums	$24,434,347	$20,729,182	$3,705,165	17.9%
Administrative services fees	391,515	341,211	50,304	14.7%
Investment income	314,239	291,880	22,359	7.7%
Other revenue	149,888	54,264	95,624	176.2%
Total revenues	25,289,989	21,416,537	3,873,452	18.1%
Operating expenses:
Benefits	20,270,531	17,421,204	2,849,327	16.4%
Selling, general and administrative	3,476,468	3,021,509	454,959	15.1%
Depreciation	162,397	128,634	33,763	26.2%
Other intangible amortization	22,415	19,964	2,451	12.3%
Total operating expenses	23,931,811	20,591,311	3,340,500	16.2%
Income from operations	1,358,178	825,226	532,952	64.6%
Interest expense	68,878	63,141	5,737	9.1%
Income before income taxes	1,289,300	762,085	527,215	69.2%
Provision for income taxes	455,616	274,662	180,954	65.9%
Net income	$833,684	$487,423	$346,261	71.0%

Basic earnings per common share	$5.00	$2.97	$2.03	68.4%
Diluted earnings per common share	$4.91	$2.90	$2.01	69.3%

Shares used in computing basic earnings per common share	166,871	164,137
Shares used in computing diluted earnings per common share	169,820	167,996

S-4

Humana Inc.
Consolidated Balance Sheets
Dollars in thousands, except share amounts

	December 31,	September 30,	December 31,	Sequential Change
	2007	2007	2006	Dollar	Percent
Assets
Current assets:
Cash and cash equivalents	$2,040,453	$2,585,670	$1,740,304
Investment securities	3,635,317	3,475,300	3,192,273
Receivables, net:
Premiums	592,761	685,242	667,657
Administrative services fees	12,780	12,556	13,284
Securities lending collateral	1,337,049	830,589	627,990
Other	1,114,486	1,579,610	1,062,455
Total current assets	8,732,846	9,168,967	7,303,963	($436,121)	-4.8%
Property and equipment, net	637,241	570,798	545,004
Other assets:
Long-term investment securities	1,015,050	420,769	414,877
Goodwill	1,663,939	1,330,585	1,310,631
Other	829,998	548,530	524,011
Total other assets	3,508,987	2,299,884	2,249,519
Total assets	$12,879,074	$12,039,649	$10,098,486	$839,425	7.0%

Liabilities and Stockholders' Equity
Current liabilities:
Benefits payable(A)	$2,696,833	$2,790,463	$2,410,407
Trade accounts payable and accrued expenses	1,268,963	2,237,630	1,626,658
Book overdraft	269,226	253,356	293,605
Securities lending payable	1,337,049	830,589	627,990
Unearned revenues	219,780	177,080	155,298
Total current liabilities	5,791,851	6,289,118	5,113,958	($497,267)	-7.9%
Long-term debt	1,687,823	1,292,858	1,269,100
Future policy benefits payable(A)	980,686	325,396	320,573
Other long-term liabilities(A)	389,777	393,400	340,969
Total liabilities	8,850,137	8,300,772	7,044,600	$549,365	6.6%
Commitments and contingencies
Stockholders' equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	-	-	-
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 186,738,885 issued at December 31, 2007	31,123	30,995	30,491
Capital in excess of par value	1,497,998	1,462,953	1,357,077
Retained earnings	2,742,782	2,499,563	1,909,098
Accumulated other comprehensive income (loss)	14,021	(11,042)	(13,205)
Treasury stock, at cost, 16,720,528 shares at December 31, 2007	(256,987)	(243,592)	(229,575)
Total stockholders' equity	4,028,937	3,738,877	3,053,886	$290,060	7.8%
Total liabilities and stockholders' equity	$12,879,074	$12,039,649	$10,098,486	$839,425	7.0%

Debt-to-total capitalization ratio	29.5%	25.7%	29.4%

S-5

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in thousands

	Three Months Ended December 31,
			Dollar	Percentage
	2007	2006	Change	Change
Cash flows from operating activities
Net income	$243,219	$155,021
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,234	39,419
Stock-based compensation	11,264	8,157
Provision for deferred income taxes	443	47,793
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	106,524	64,063
Other assets	162,761	23,559
Benefits payable	(134,659)	(78,840)
Other liabilities	(666,022)	272,883
Unearned revenues	42,700	8,978
Other	(4,296)	(6,132)
Net cash (used in) provided by operating activities	(189,832)	534,901	($724,733)	-135.5%

Cash flows from investing activities
Acquisitions, net of cash acquired	(465,987)	(1,700)
Purchases of property and equipment	(83,188)	(56,549)
Proceeds from sales of property and equipment	10,580	171
Purchases of investment securities	(856,641)	(763,830)
Proceeds from maturities of investment securities	296,707	186,315
Proceeds from sales of investment securities	415,677	523,238
Change in securities lending collateral	(506,460)	289,335
Net cash (used in) provided by investing activities	(1,189,312)	176,980	($1,366,292)	-772.0%

Cash flows from financing activities
Receipts from CMS contract deposits	918,108	574,602
Withdrawals from CMS contract deposits	(941,718)	(753,855)
Borrowings under credit agreement	500,000	300,000
Repayments under credit agreement	(175,000)	-
Debt issue costs	-	(184)
Change in book overdraft	15,870	12,361
Change in securities lending payable	506,460	(289,335)
Common stock repurchases	(13,395)	(10,641)
Tax benefit from stock-based compensation	10,617	8,048
Proceeds from stock option exercises and other	12,985	6,193
Net cash provided by (used in) financing activities	833,927	(152,811)	$986,738	645.7%

(Decrease)/increase in cash and cash equivalents	(545,217)	559,070
Cash and cash equivalents at beginning of period	2,585,670	1,181,234

Cash and cash equivalents at end of period	$2,040,453	$1,740,304

S-6

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in thousands

	Twelve Months Ended December 31,
			Dollar	Percentage
	2007	2006	Change	Change
Cash flows from operating activities
Net income	$833,684	$487,423
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	184,812	148,598
Stock-based compensation	42,132	32,558
(Benefit) provision for deferred income taxes	(32,736)	70,062
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	89,667	58,554
Other assets	105,689	(365,454)
Benefits payable	245,397	540,067
Other liabilities	(317,855)	752,032
Unearned revenues	64,482	29,870
Other	8,990	(66,998)
Net cash provided by operating activities	1,224,262	1,686,712	($462,450)	-27.4%

Cash flows from investing activities
Acquisitions, net of cash acquired	(493,493)	(28,062)
Purchases of property and equipment	(239,244)	(193,151)
Proceeds from sales of property and equipment	26,514	9,623
Purchases of investment securities	(3,488,631)	(4,269,221)
Proceeds from maturities of investment securities	1,387,967	1,664,332
Proceeds from sales of investment securities	1,670,555	1,742,793
Change in securities lending collateral	(709,059)	(580,380)
Net cash used in investing activities	(1,845,391)	(1,654,066)	($191,325)	-11.6%

Cash flows from financing activities
Receipts from CMS contract deposits	2,866,170	2,002,451
Withdrawals from CMS contract deposits	(3,051,241)	(2,124,717)
Borrowings under credit agreement	1,685,000	550,000
Repayments under credit agreement	(1,335,000)	(300,000)
Proceeds from issuance of senior notes	-	498,545
Repayment of senior notes	-	(300,000)
Debt issue costs	-	(5,980)
Change in book overdraft	(24,379)	13,600
Change in securities lending payable	709,059	580,380
Common stock repurchases	(27,412)	(26,211)
Tax benefit from stock-based compensation	37,443	38,839
Proceeds from stock option exercises and other	61,638	48,735
Net cash provided by financing activities	921,278	975,642	($54,364)	-5.6%

Increase in cash and cash equivalents	300,149	1,008,288
Cash and cash equivalents at beginning of period	1,740,304	732,016

Cash and cash equivalents at end of period	$2,040,453	$1,740,304

S-7

Humana Inc.
Key Income Statement Ratios and Segment Operating Results
Dollars in thousands

	Three Months Ended December 31,				Twelve Months Ended December 31,

				Percentage				Percentage
	2007	2006	Difference	Change	2007	2006	Difference	Change
Benefits ratio(B)
Government Segment	80.1%	83.7%	-3.6%		83.8%	85.0%	-1.2%
Commercial Segment	81.0%	82.1%	-1.1%		80.5%	81.7%	-1.2%
Consolidated	80.3%	83.2%	-2.9%		83.0%	84.0%	-1.0%

Selling, general, and administrative expense ratio(C)
Government Segment	13.7%	12.3%	1.4%		11.2%	11.8%	-0.6%
Commercial Segment	21.8%	20.4%	1.4%		21.5%	20.0%	1.5%
Consolidated	16.0%	14.7%	1.3%		13.9%	14.3%	-0.4%

Detail of Pretax Income
Government Segment	$304,577	$187,288	$117,289	62.6%	$1,027,531	$513,845	$513,686	100.0%
Commercial Segment	54,410	53,893	517	1.0%	261,769	248,240	13,529	5.4%
Consolidated	$358,987	$241,181	$117,806	48.8%	$1,289,300	$762,085	$527,215	69.2%

Detail of Pretax Margins
Government Segment	6.7%	4.6%	2.1%		5.6%	3.5%	2.1%
Commercial Segment	3.0%	3.3%	-0.3%		3.9%	3.7%	0.2%
Consolidated	5.7%	4.3%	1.4%		5.1%	3.6%	1.5%

S-8

Humana Inc.
Membership Detail
In thousands

	Ending		Ending	Year-over-year Change		Ending	Sequential Change
	December 31, 2007	Average - 4Q07	December 31, 2006	Amount	Percent	September 30, 2007	Amount	Percent
Medical Membership:
Government Segment:
Medicare Advantage - HMO	453.1	452.6	457.9	(4.8)	-1.0%	451.7	1.4	0.3%
Medicare Advantage - PPO	74.1	73.2	71.7	2.4	3.3%	71.1	3.0	4.2%
Medicare Advantage - PFFS	615.8	615.1	473.0	142.8	30.2%	615.2	0.6	0.1%
Total Medicare Advantage	1,143.0	1,140.9	1,002.6	140.4	14.0%	1,138.0	5.0	0.4%
Medicare - PDP - Standard	2,131.9	2,141.9	2,097.2	34.7	1.7%	2,148.9	(17.0)	-0.8%
Medicare - PDP - Enhanced	1,091.5	1,089.8	1,025.4	66.1	6.4%	1,085.1	6.4	0.6%
Medicare - PDP - Complete	218.6	221.0	414.0	(195.4)	-47.2%	225.7	(7.1)	-3.1%
Total Medicare stand-alone PDPs	3,442.0	3,452.7	3,536.6	(94.6)	-2.7%	3,459.7	(17.7)	-0.5%
Total Medicare	4,585.0	4,593.6	4,539.2	45.8	1.0%	4,597.7	(12.7)	-0.3%
Military services insured(B)	1,719.1	1,722.6	1,716.4	2.7	0.2%	1,720.4	(1.3)	-0.1%
Military services ASO(B)	1,146.8	1,145.3	1,163.6	(16.8)	-1.4%	1,137.0	9.8	0.9%
Total military services(B)	2,865.9	2,867.9	2,880.0	(14.1)	-0.5%	2,857.4	8.5	0.3%
Medicaid insured	384.4	384.3	390.7	(6.3)	-1.6%	383.8	0.6	0.2%
Medicaid ASO	180.6	183.6	178.4	2.2	1.2%	182.8	(2.2)	-1.2%
Total Medicaid	565.0	567.9	569.1	(4.1)	-0.7%	566.6	(1.6)	-0.3%
Total Government Segment	8,015.9	8,029.4	7,988.3	27.6	0.3%	8,021.7	(5.8)	-0.1%
Commercial Segment:
Fully-insured medical:
Group	1,547.0	1,541.7	1,563.9	(16.9)	-1.1%	1,530.2	16.8	1.1%
Individual	246.9	238.7	182.6	64.3	35.2%	223.7	23.2	10.4%
Medicare supplement	14.7	13.0	7.7	7.0	90.9%	11.3	3.4	30.1%
Total fully-insured medical	1,808.6	1,793.4	1,754.2	54.4	3.1%	1,765.2	43.4	2.5%
ASO	1,643.0	1,574.0	1,529.6	113.4	7.4%	1,533.9	109.1	7.1%
Total Commercial Segment	3,451.6	3,367.4	3,283.8	167.8	5.1%	3,299.1	152.5	4.6%

Total medical membership	11,467.5	11,396.8	11,272.1	195.4	1.7%	11,320.8	146.7	1.3%

Specialty Membership
Dental - fully-insured	2,649.3	2,642.6	959.8	1,689.5	176.0%	974.7	1,674.6	171.8%
Dental - ASO	990.5	990.1	492.2	498.3	101.2%	499.3	491.2	98.4%
Total dental	3,639.8	3,632.7	1,452.0	2,187.8	150.7%	1,474.0	2,165.8	146.9%
Vision	2,272.8	2,264.7	-	2,272.8	100.0%	-	2,272.8	100.0%
Other supplemental benefits(D)	871.2	597.8	450.8	420.4	93.3%	456.1	415.1	91.0%
Total specialty membership	6,783.8	6,495.2	1,902.8	4,881.0	256.5%	1,930.1	4,853.7	251.5%

The Commercial Segment provides a full range of insured specialty products including dental, vision and other supplemental products. Members included in these products may not be unique to each product since members have the ability to enroll in multiple products. Approximately 500,000 members in stand-alone stop loss, long-term care, and network access products previously reported by KMG America (acquired in 4Q07) have been excluded from Humana’s membership statistics since the related business is not material to Humana’s operations.

S-9

Humana Inc.
Premiums and Administrative Services Fees Detail
Dollars in thousands, except per member per month

					Per Member per Month (E)
	Three Months Ended December 31,				Three Months Ended December 31,
			Dollar	Percentage
	2007	2006	Change	Change	2007	2006
Premium revenues
Government Segment:
Medicare Advantage	$2,800,681	$2,302,609	$498,072	21.6%	$818	$766
Medicare stand-alone PDPs	820,320	881,994	(61,674)	-7.0%	$79	$83
Total Medicare	3,621,001	3,184,603	436,398	13.7%
Military services insured(B)(F)	673,362	645,892	27,470	4.3%	$130	$125
Medicaid insured	158,174	133,877	24,297	18.1%	$137	$112
Total Government Segment premiums	4,452,537	3,964,372	488,165	12.3%
Commercial Segment:
Fully-insured medical	1,451,229	1,387,855	63,374	4.6%	$270	$264
Specialty	209,927	104,626	105,301	100.6%	$12	$21
Total Commercial Segment premiums	1,661,156	1,492,481	168,675	11.3%
Total premium revenues	$6,113,693	$5,456,853	$656,840	12.0%

Administrative services fees
Military services ASO(B)(F)	$17,599	$14,548	$3,051	21.0%	$5	$4
Medicaid ASO	2,159	1,423	736	51.7%	$4	$4
Commercial Segment	77,269	76,519	750	1.0%	$10	$13
Total administrative services fees	$97,027	$92,490	$4,537	4.9%

S-10

Humana Inc.
Premiums and Administrative Services Fees Detail
Dollars in thousands, except per member per month

					Per Member per Month (E)
	Twelve Months Ended December 31,				Twelve Months Ended December 31,
			Dollar	Percentage
	2007	2006	Change	Change	2007	2006
Premium revenues
Government Segment:
Medicare Advantage	$11,173,417	$8,499,064	$2,674,353	31.5%	$826	$794
Medicare stand-alone PDPs	3,668,425	3,050,304	618,121	20.3%	$88	$88
Total Medicare	14,841,842	11,549,368	3,292,474	28.5%
Military services insured(B)(F)	2,839,790	2,543,930	295,860	11.6%	$138	$123
Medicaid insured	555,594	520,520	35,074	6.7%	$120	$104
Total Government Segment premiums	18,237,226	14,613,818	3,623,408	24.8%
Commercial Segment:
Fully-insured medical	5,663,000	5,704,378	(41,378)	-0.7%	$269	$260
Specialty	534,121	410,986	123,135	30.0%	$16	$21
Total Commercial Segment premiums	6,197,121	6,115,364	81,757	1.3%
Total premium revenues	$24,434,347	$20,729,182	$3,705,165	17.9%

Administrative services fees
Military services ASO(B)(F)	$65,103	$48,019	$17,084	35.6%	$5	$3
Medicaid ASO	8,556	1,423	7,133	501.3%	$4	$4
Commercial Segment	317,856	291,769	26,087	8.9%	$12	$12
Total administrative services fees	$391,515	$341,211	$50,304	14.7%

S-11

Humana Inc.
Percentage of Ending Membership under Capitation Arrangements

	Government Segment					Commercial Segment
December 31, 2007	Medicare Advantage	Medicare stand-alone PDPs	Military Services(B)	Medicaid	Total Govt. Segment	Fully-insured	ASO	Total Comm. Segment	Total Medical Membership

Capitated HMO hospital system based(G)	2.4%	-	-	-	0.3%	1.4%	-	0.7%	0.5%
Capitated HMO physician group based(G)	2.0%	-	-	26.6%	2.2%	1.4%	-	0.8%	1.8%
Risk-sharing(H)	24.1%	-	-	40.9%	6.3%	1.4%	-	0.8%	4.7%
All other membership	71.5%	100.0%	100.0%	32.5%	91.2%	95.8%	100.0%	97.7%	93.0%
Total medical membership	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

December 31, 2006

Capitated HMO hospital system based(G)	3.0%	-	-	-	0.4%	1.9%	-	1.0%	0.6%
Capitated HMO physician group based(G)	2.4%	-	-	26.1%	2.2%	1.7%	-	0.9%	1.8%
Risk-sharing(H)	27.9%	-	-	42.1%	6.4%	1.5%	-	0.8%	4.8%
All other membership	66.7%	100.0%	100.0%	31.8%	91.0%	94.9%	100.0%	97.3%	92.8%
Total medical membership	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

S-12

Humana Inc.
Detail of Benefits Payable Balance and Year-to-Date Changes
Dollars in thousands

	December 31,	September 30,	December 31,
	2007	2007	2006
Detail of benefits payable(A)
IBNR and other benefits payable(I)	$1,918,460	$1,926,876	$1,608,196
Unprocessed claim inventories(J)	213,400	224,000	218,400
Processed claim inventories(K)	91,938	108,593	98,033
Payable to pharmacy benefit administrator(L)	131,663	117,880	55,104
Benefits payable, excluding military services(B)	2,355,461	2,377,349	1,979,733

Military services IBNR(B)(M)	265,178	323,667	318,583
Other military services benefits payable(B)(N)	76,194	89,447	112,091
Military services benefits payable(B)	341,372	413,114	430,674
Total Benefits Payable	$2,696,833	$2,790,463	$2,410,407

	Year Ended	Nine Months Ended	Year Ended
	December 31, 2007	September 30, 2007	December 31, 2006
Year-to-date changes in benefits payable, excluding military services(B)(O)

Balances at January 1	$1,979,733	$1,979,733	$1,334,716

Acquisitions	41,030	-	21,198

Incurred related to:
Current year	18,015,246	13,655,982	15,374,855
Prior years(P)	(242,922)	(215,747)	(178,998)
Total incurred	17,772,324	13,440,235	15,195,857

Paid related to:
Current year	(16,012,828)	(11,636,269)	(13,532,139)
Prior years	(1,424,798)	(1,406,350)	(1,039,899)
Total paid	(17,437,626)	(13,042,619)	(14,572,038)

Balances at end of period	$2,355,461	$2,377,349	$1,979,733

	Year Ended	Nine Months Ended	Year Ended
	December 31, 2007	September 30, 2007	December 31, 2006
Summary of Consolidated Benefits Expense:
Total benefits expense incurred, per above	$17,772,324	$13,440,235	$15,195,857
Military services benefits(B)	2,481,815	1,905,033	2,208,033
Future policy reserve expense(Q)	16,392	13,012	17,314
Consolidated Benefits Expense	20,270,531	15,358,280	17,421,204

S-13

Humana Inc.
Benefits Reserves Statistics(R)

Receipt Cycle Time(S)
	2007	2006	Change	Percentage Change
1st Quarter Average	15.6	16.1	(0.5)	-3.1%
2nd Quarter Average	15.6	15.8	(0.2)	-1.3%
3rd Quarter Average	15.9	16.0	(0.1)	-0.6%
4th Quarter Average	15.1	15.8	(0.7)	-4.4%
Full Year Average	15.6	15.9	(0.3)	-1.9%

Unprocessed Claims Inventories

Date	Estimated Valuation (000s)	Claim Item Counts	Number of Days on Hand
12/31/2005	$148,200	498,400	4.6
3/31/2006	$185,300	683,900	5.6
6/30/2006	$193,700	702,000	4.8
9/30/2006	$187,900	623,900	5.4
12/31/2006	$218,400	757,700	6.1
3/31/2007	$222,300	747,200	5.5
6/30/2007	$211,300	751,600	4.9
9/30/2007	$224,000	819,100	6.1
12/31/2007	$213,400	683,500	5.0

S-14

Humana Inc.
Benefits Reserves Statistics (Continued)(R)

Days in Claims Payable(A)(T)
Quarter Ended	Days in Claim Payable (DCP)	Annual Change	Percentage Change	DCP Excluding Capitation	Annual Change	Percentage Change
12/31/2005	50.3	10.8	27.3%	56.6	12.6	28.6%
3/31/2006	53.5	11.4	27.2%	60.5	12.5	26.1%
6/30/2006	55.8	9.7	21.0%	62.0	9.6	18.3%
9/30/2006	57.5	7.2	14.2%	64.3	5.5	9.4%
12/31/2006	56.3	6.0	11.9%	64.0	7.4	13.1%
3/31/2007	59.3	5.8	10.8%	66.0	5.5	9.0%
6/30/2007	60.0	4.2	7.5%	68.5	6.5	10.5%
9/30/2007	61.8	4.3	7.5%	70.2	5.9	9.2%
12/31/2007	60.2	3.9	6.9%	68.3	4.3	6.7%

Year-to-Date Change in Days in Claims Payable(A)(U)
			2007	2006
DCP - 4th quarter of prior year			56.3	50.3
Components of year-to-date change in DCP:
Change in claims receipt cycle time			(1.0)	(1.5)
Change in unprocessed claims inventories			(0.1)	2.0
Change in processed claims inventories			(0.1)	0.4
Change in pharmacy payment cutoff			0.3	0.0
Change in provider payables under risk arrangements			3.4	3.0
All other			1.4	2.1	(V)
DCP - current quarter			60.2	56.3

S-15

Humana Inc.
GAAP to non-GAAP Reconciliation
In thousands, except per common share results

	2007		2008
	Pretax Income	EPS	Forecasted EPS and Growth Rate
Consolidated
GAAP	$1,289,300	$4.91	$5.35 to $5.55	9%-13%

Non GAAP adjustment for favorable prior year claims development	(68,878)	(0.25)	-

Non-GAAP(W)	$1,220,422	$4.66	$5.35 to $5.55	15%-19%

	2007
Government Segment	Pretax Income
GAAP	$1,027,531

Non GAAP adjustment for favorable prior year claims development	(68,878)

Non-GAAP(W)	$958,653

S-16

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information
4Q07 Earnings Release

Footnotes
(A)	Prior period amount associated with future policy benefits payable have been reclassified to conform with the current period classification. Future policy benefits payable includes long-term individual product reserves previously classified with benefits payable and reinsurance liabilities previously classified with other long-term liabilities. See also Note Q.
(B)	The company has renamed “medical expenses” as “benefit expenses” and the related “medical expense ratio” as “benefits ratio” reflecting the expansion of its specialty offerings in 4Q07. The company has also renamed “TRICARE” as “military services” reflecting the addition of contracts with the Department of Veteran Affairs in 4Q07.
(C)	The selling, general and administrative (SG&A) expense ratio is defined as SG&A expenses as a percent of premiums, administrative services fees and other revenue.
(D)	Other supplemental benefits include life, disability, and fixed benefit health plans including cancer and critical illness policies.
(E)	Computed based on average membership for the period (i.e., monthly ending membership during the period divided by the number of months in the period).
(F)	Military services revenues are not contracted on a per-member basis.
(G)	In a limited number of circumstances, the company contracts with hospitals and physicians to accept financial risk for a defined set of HMO membership. In transferring this risk, the company prepays these providers a monthly fixed-fee per member to coordinate substantially all of the medical care for their capitated HMO membership, including some health benefit administrative functions and claims processing. For these capitated HMO arrangements, the company generally agrees to reimbursement rates that target a benefits ratio. Providers participating in hospital-based capitated HMO arrangements generally receive a monthly payment for all of the services within their system for their HMO membership. Providers participating in physician-based capitated HMO arrangements generally have subcontracted specialist physicians and are responsible for reimbursing such physicians and hospitals for services rendered to their HMO membership.
(H)	In some circumstances, the company contracts with physicians under risk-sharing arrangements whereby physicians have assumed some level of risk for all or a portion of the medical costs of their HMO membership. Although these arrangements do include capitation payments for services rendered, the company processes substantially all of the claims under these arrangements.
(I)	IBNR represents an estimate of benefit expenses payable for claims incurred but not reported (IBNR) at the balance sheet date. The level of IBNR is primarily impacted by membership levels, benefit claim trends and the receipt cycle time, which represents the length of time between when a claim is initially incurred and when the claim form is received (i.e. a shorter time span results in lower reserves for claims IBNR). Other benefits payable includes amounts payable to providers under capitation arrangements.
(J)	Unprocessed claim inventories represent the estimated valuation of claims received but not yet fully processed.
(K)	Processed claim inventories represent the estimated valuation of processed claims that are in the post-claim-adjudication process, which consists of administrative functions such as audit and check batching and handling.
(L)	The balance due to the company's pharmacy benefit administrator fluctuates as a result of the number of business days in the last payment cycle of the month. Payment cycles are every 10 days (10th & 20th of month) and the last day of the month.
(M)	Military services IBNR primarily fluctuates due to benefit expense inflation and changes in the utilization of benefits. Amount includes unprocessed claim inventories as an independent third party administrator processes all military services benefit claims on the company’s behalf.
(N)	Other military benefits payable may include liabilities to subcontractors and/or risk share payables to the Department of Defense. The level of these balances may fluctuate from period to period due to the timing of payment (cutoff) and whether or not the balances are payables or receivables (receivables from the Department of Defense are classified as receivables in the company's balance sheet).
(O)	The table excludes activity associated with military services benefits payable, because the federal government bears a substantial portion of the risk associated with financing the cost of health benefits. More specifically, the risk-sharing provisions of the military services contracts with the federal government and with subcontractors effectively limit profits and losses when actual claim experience varies from the targeted claim amount negotiated annually. As a result of these contract provisions, the impact of changes in estimates for prior year military services benefits payable are substantially offset by the associated changes in estimates of revenue from health care services reimbursements. As such, any impact on our results of operations is reduced substantially, whether positive or negative.
(P)	Amounts incurred related to prior years vary from previously estimated liabilities as the claims ultimately are settled. Negative amounts reported for incurred related to prior years result from claims being ultimately settled for amounts less than originally estimated (favorable development). There were no changes in the approach used to determine our estimate of claim reserves during the quarter.
(Q)	Future policy reserve expense has a related liability classified as a long-term liability on the balance sheet.
(R)	Benefits reserves statistics represents fully insured medical claims data and excludes military services claims data and specialty benefits.
(S)	The receipt cycle time measures the average length of time between when a claim was initially incurred and when the claim form was received. Receipt cycle time data for our largest claim processing platforms represent 70% to 75% of the company's fully-insured claims volume. Pharmacy and specialty claims, including dental, vision and other supplemental benefits, are excluded from this measurement.
(T)	A common metric for monitoring benefits payable levels relative to the benefit expense is days in claims payable, or DCP, which represents the benefits payable at the end of the period divided by average benefit expenses per day in the quarterly period. Since the company has some providers under capitation payment arrangements (which do not require a benefits payable IBNR reserve), the company has also summarized this metric excluding capitation expense. In addition, this calculation excludes the impact of the company's military services and stand-alone PDP business.

S-17

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information (Continued)
4Q07 Earnings Release

Footnotes (Continued)
(U)	DCP fluctuates due to a number of issues, the more significant of which are detailed in the rollforward of DCP from the fourth quarter of the prior year. Growth in certain product lines can also impact DCP for the quarter since a provision for claims would not have been recorded for members that had not yet enrolled earlier in the quarter, yet those members would have a provision and corresponding reserve recorded upon enrollment later in the quarter. This analysis excludes the impact of military services and Medicare stand-alone PDPs upon DCP.
(V)	Increase primarily relates to growth in the Medicare Advantage private fee-for-service product membership and related reserves during the year.
(W)	These non-GAAP numbers exclude favorable development in the Government Segment related to prior year matters of approximately $68.9 million, or $0.25 per diluted share, that are not expected to recur in future periods. The favorable claims development resulted from 1) the resolution of first year (2006) Part D implementation matters including enrollment discrepancies and the related impact on claims estimates ($54.0 million, or $0.20 per share) and 2) the adjustment of military services reserves as a result of the settlement of the claims payment accuracy provision for prior option periods under the South contract ($14.9 million, or $0.05 per share). The company believes that these non-GAAP measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance. Internally, management uses these non-GAAP financial measures as indicators of business performance, as well as for operational planning and decision making purposes. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

S-18